SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D. C. 20549


                                   FORM 8-K


                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                       SECURITIES EXCHANGE ACT OF 1934



                    Date of Report:    August 13, 1996



     UNITED COMPANIES LIFE INSURANCE COMPANY
     ---------------------------------------------------------------
     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                         33-91358
                         33-91362
                         33-95968
     LOUISIANA           33-95778             72-0475131
     ---------------------------------------------------------------
    (State or other      (Commission          (IRS Employer
    jurisdiction of      File Number)         Identification No.)
    incorporation)


     8545 United Plaza Boulevard, Baton Rouge, LA    70809-2251
     ---------------------------------------------------------------
     (Address of principal executive offices)         (Zip Code)

     Registrant's telephone number, including area code 504/924-6007
                                                       -------------

                                Not Applicable
     ---------------------------------------------------------------
        (Former name or former address, if changes since last report.)

Item 1.  Changes In Control of Registrant.
         ---------------------------------

     On  July  24,  1996,  United Companies Financial Corporation ("UCFC") and
Pacific Life and Accident Insurance Company ("PLAIC"), a wholly-owned subsidiary of PennCorp Financial Group, Inc. ("PennCorp") consummated the sale of UCFC's wholly-owned subsidiary, United Companies Life Insurance Company ("UCLIC"). Pursuant to an Amended and Restated Stock Purchase Agreement (the "Agreement") dated as of July 24, 1996, UCFC sold 100% of the outstanding capital stock of UCLIC (the "UCLIC Common Stock") to PLAIC for $167.6 million, comprised of $100.3 million in cash from PLAIC, a $10 million cash dividend paid by, and certain real estate and other assets distributed by UCLIC to UCFC immediately prior to the closing of the acquisition of UCLIC. PLAIC ultimately obtained the right to acquire the UCLIC Common Stock from an affiliate of Knightsbridge Capital Fund I, L.P., a private investor partnership. A copy of the Agreement is filed as an attachment to UCFC's 8-K as Exhibit 10.1 and incorporated herein by reference pursuant to Rule 12b-23 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The consideration paid for the UCLIC Common Stock was determined through negotiation of the parties, as more fully described in UCFC's Proxy Statement dated May 21, 1996, in connection with its 1996 Annual Meeting of Shareholders. A copy of the referenced Proxy Statement has been previously filed with the Securities and Exchange Commission pursuant to the provisions of the Exchange Act.

     In connection with the transaction, UCFC purchased a convertible note from PennCorp in the principal amount of $14,990,000, and immediately converted the note into 483,839 shares of PennCorp's $0.01 par value per share
common  stock.    Immediately  following  the  acquisition  of  UCLIC,  PLAIC contributed $57.3 million in cash to UCLIC, which represented the market value of the real estate and other assets (but excluded the $10.0 million cash dividend) distributed by UCLIC to UCFC.

     PennCorp borrowed funds under its revolving credit agreement with The Bank of New York as Administrative Agent (I) to fund the cash portion of the purchase price for UCLIC, (ii) to make required capital contributions to UCLIC and (iii) to pay related acquisition expenses. PennCorp subsequently used the net proceeds from the sale of its $3.50 Series II Convertible Preferred Stock to repay a substantial portion of such borrowings.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         UNITED COMPANIES LIFE INSURANCE CORPORATION
                         ----------------------------------------------------
                                          (Registrant)


Date:  August 13, 1996   By:  /s/ Robert B. Thomas, Jr.
     -----------------   ------------------------------
                         Robert B. Thomas, Jr., Chairman and President